UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017 (September 4, 2017)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item  1.01. Entry into a Material Definitive Agreement.

On September 4, 2017, Nasdaq, Inc. (“Nasdaq”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with eVestment, Inc. (“eVestment”), Echo Holding Company, a wholly owned subsidiary of Nasdaq (“Merger Sub”), and Insight Venture Partners, LLC (solely in its capacity as representative for eVestment’s securityholders).

Pursuant to the Merger Agreement, Nasdaq will acquire eVestment through the merger (the “Merger”) of Merger Sub with and into eVestment, with eVestment surviving the merger as a wholly owned subsidiary of Nasdaq. The aggregate merger consideration that Nasdaq will pay in the Merger is $705 million in cash, subject to adjustments for cash, debt, working capital and tax savings.

The closing of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The requisite shareholder approval has been obtained by written consent of more than a majority of eVestment securityholders.

The Merger Agreement contains customary representations, warranties and covenants relating to the operation of eVestment’s business between signing and closing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nasdaq. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Nasdaq’s public disclosures.

Item  8.01. Other Events.

Press Release

On September 5, 2017, Nasdaq issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item  9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2017, by and among eVestment, Inc., Nasdaq, Inc., Echo Holding Company and Insight Venture Partners, LLC (solely in its capacity as representative for eVestment’s securityholders).†

99.1	Nasdaq, Inc. Press Release, dated September 5, 2017.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2017	NASDAQ, INC.

	By:	/s/ EDWARD S. KNIGHT
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel